UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________
November 1, 2005
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
0-51149

(Commission File Number)
Emageon Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1240138 (I.R.S. Employer Identification Number)

1200 Corporate Drive,Suite 200 Birmingham, Alabama (Address of principal executive offices)	35242 (Zip Code)
(205) 980-9222

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 1, 2005, Emageon Inc., a Delaware corporation (“Emageon”) entered into a Stock Purchase Agreement (the “Agreement”) with Analogic Corporation, a Massachusetts corporation (“Seller”) pursuant to which Emageon agreed to purchase, and Seller agreed to sell, all of the issued and outstanding shares of capital stock of Camtronics Medical Systems, Ltd., a Wisconsin corporation (“Camtronics”). The terms of the transaction are summarized under Item 2.01 of this Form 8-K.
     A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 1, 2005, Emageon completed its purchase of all the issued and outstanding shares of capital stock (the “Shares”) of Camtronics pursuant to the Agreement. The purchase price for the Shares was $40 million.
     Camtronics is a leading provider of cardiology image and information management systems. Camtronics had unaudited revenue of $38.1 million for the fiscal year ended July 31, 2005 and currently serves a customer base that includes approximately 350 hospitals.
     The foregoing description of the Agreement and the related matters described above do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Cautionary Statement
     The Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Agreement is not intended to be a source of factual, business or operational information about the parties.
     The representations, warranties, covenants and agreements made by the parties in the Agreement are made as of specific dates and are qualified and limited, including by information in the disclosure schedule that was provided in connection with the execution of the Agreement. In addition, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Agreement, including where the parties do not have complete knowledge of all the facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

     The information contained in this report and on exhibits thereto contain forward-looking statements about Emageon which represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this report and on such exhibits are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that Emageon may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, risks related to acquisitions (including integration difficulties, dilution, or other adverse financial consequences), risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, its customers’ reliance on third party reimbursements, and the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005. Emageon undertakes no obligation to update these forward-looking statements or any other information provided in this report and on such exhibits except as may be required by law.

ITEM 9.01. Financial Statements and Exhibits.
a)	To the extent required by this item, financial statements will be filed as an exhibit to an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

b)	To the extent required by this item, pro forma financial statements will be filed as an exhibit to an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

c)	Exhibits.

Number	Description
99.1	Stock Purchase Agreement dated November 1, 2005 by and between Emageon Inc. and Analogic Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2005.
EMAGEON INC.
(Registrant)
	By:	/s/ W. Randall Pittman

W. Randall Pittman Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Stock Purchase Agreement dated November 1, 2005 by and between Emageon Inc. and Analogic Corporation.

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